Exhibit 99.1

May 3, 2005

DTE Energy posts summary of MichCon rate order

     DETROIT — DTE Energy (NYSE:DTE) today posted to its website a summary of the Michigan Public Service Commission’s (MPSC) final rate order for Michigan Consolidated Gas Co. (MichCon).

     The summary, which can be found at www.dteenergy.com/investors/update.html, provides details of the MPSC’s April 28, 2005 order granting rate relief to MichCon.

     DTE Energy is a Detroit-based energy company involved in the development and management of energy-related businesses and services nationwide. Its largest operating companies are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and Michigan Consolidated Gas Co., a natural gas utility serving 1.2 million customers in Michigan.

     This news release contains “forward-looking statements” that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements section in DTE Energy’s and MichCon’s 2004 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and MichCon that discuss important factors that could cause DTE Energy’s and MichCon’s actual results to differ materially. DTE Energy and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.

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